CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Lumenon Innovative Lightwave Technology, Inc.

We  consent  to the  use in the  Registration  Statement  (Form  10) of  Lumenon
Innovative Lightwave Technology, Inc. (the "Corporation") of our report, incorporated herein, on our audits of the consolidated financial statements of the Corporation as at June 30, 1999 and December 31, 1998 and for the six-month period ended June 30, 1999 and the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 1999. We also consent to the reference to our firm under item 14 in such Registration Statement.







/s/KPMG LLP
KPMG LLP
Chartered Accountants


Montreal, Canada
December 30, 1999